Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-00415 and 333-91497 (relating to the Northern States Power Company Dividend Reinvestment and Stock Purchase Plan), Registration Statement on Form S-8 No. 2-61264 (relating to the Northern States Power Company Employee Stock Ownership Plan), Registration Statements on Form S-8 No. 33-38700 and 333-91495 (relating to the Northern States Power Company Executive Long-Term Incentive Award Stock Plan), Registration Statement on Form S-3 No. 33-63243 (relating to the Northern States Power Company $300,000,000 Principal Amount of First Mortgage Bonds), Registration Statement on Form S-3 No. 333-67675 (relating to the Northern States Power Company $400,000,000 Principal Amount of Debt Securities) and Registration Statement on Form S-4A No. 333-76989 (relating to Northern States Power Company's proposed merger with New Century Energies, Inc.) of our report dated January 31, 2000, except as to Note 2, which is as of February 22, 2000, relating to the consolidated financial statements of Northern States Power Company, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
March 29, 2000